CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                THREE MONTHS ENDED
                                                    DECEMBER 31,
                                            -----------------------------
                                                1996              1995
                                            ------------      -----------

Net income                                   $    22,000       $  588,000

Add:  Interest on debt assumed to be repaid       24,000           23,000
                                             -----------       ----------
Net income for primary earnings per
  common share                               $    46,000       $  611,000
                                             ===========       ==========


Weighted average number of common shares
   outstanding during the period               7,064,000        6,994,000

Add:  Common equivalent shares determined
      using the "Modified Treasury Stock"
      method representing shares issuable
      upon exercise of stock options
      and warrants                               744,000          762,000
                                             -----------       ----------

Weighted average number of shares used in
   calculation of primary earnings
   per share                                   7,808,000        7,756,000
                                             ===========       ==========

Primary earnings per common share            $      0.01       $     0.08
                                             ===========       ==========

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                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11 (continued)

           SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                THREE MONTHS ENDED
                                                    DECEMBER 31,
                                            -----------------------------
                                                1996              1995
                                            ------------      -----------

Net income                                   $    22,000       $  588,000

Add:  Interest on debt assumed to be repaid       21,000           22,000
                                             -----------       ----------
Net income for fully diluted earnings per
  common share                               $    43,000       $  610,000
                                             ===========       ==========


Weighted average number of common shares
   outstanding during the period               7,064,000        6,994,000

Add:  Common equivalent shares determined
      using the "Modified Treasury Stock"
      method representing shares issuable
      upon exercise of stock options
      and warrants                               744,000          762,000
                                             -----------       ----------

Weighted average number of shares used in
   calculation of fully diluted earnings
   per share                                   7,808,000        7,756,000
                                             ===========       ==========

Fully diluted earnings per common share      $      0.01       $     0.08
                                             ===========       ==========